                                                                    EXHIBIT 4.13

                              CERTIFICATE OF TRUST
                                       OF
                            CALPINE CAPITAL TRUST IV

        THIS Certificate of Trust of Calpine Capital Trust IV (the "Trust"), dated as of January 10, 2002, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

        1. Name. The name of the business trust formed hereby is "Calpine Capital Trust IV".

        2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Administration.

        3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                            WILMINGTON TRUST COMPANY, not in its
                                            individual capacity, but solely as
                                            trustee of the Trust


                                            By: /s/ BRUCE L. BISSON
                                                --------------------------------
                                            Name: BRUCE L. BISSON
                                            Title: VICE PRESIDENT


                                               /s/ ANN B. CURTIS
                                            ------------------------------------
                                            ANN B. CURTIS, not in her individual
                                            capacity, but solely as trustee of
                                            the Trust